                                                                      Exhibit 16

                           DIRECTORS POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

     Each of the undersigned, as directors of the below listed open-end investment company:

                                                1933 Act      1940 Act
                                              Reg. Number   Reg. Number
                                              -----------   -----------
RIVERSOURCE DIVERSIFIED INCOME SERIES, INC.     2-51586       811-2503

hereby constitutes and appoints Steven R. Lewis, Jr., any other member of the Boards who is not an interested person of the investment manager, and Scott R. Plummer or any one of these persons individually as her or his attorney-in-fact and agent to file and sign for her or him in her or his name, place and stead any Registration Statement on Form N-14 (including any and all amendments thereto) relating to the merger of RiverSource Core Bond Fund, a series of RiverSource Bond Series, Inc., into RiverSource Diversified Bond Fund, a series of RiverSource Diversified Income Series, Inc., and any other document, upon the advice of counsel, filed by RIVERSOURCE DIVERSIFIED INCOME SERIES, INC. with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933 and the Investment Company Act of 1940; and grants them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

     Dated the 11th day of September, 2007.


/s/ Kathleen A. Blatz                   /s/ Jeffrey Laikind
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Kathleen A. Blatz                       Jeffrey Laikind


/s/ Arne H. Carlson                     /s/ Stephen R. Lewis, Jr.
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Arne H. Carlson                         Stephen R. Lewis, Jr.


/s/ Pamela G. Carlton                   /s/ Catherine James Paglia
-------------------------------------   ----------------------------------------
Pamela G. Carlton                       Catherine James Paglia


/s/ Patricia M. Flynn                   /s/ Alison Taunton-Rigby
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Patricia M. Flynn                       Alison Taunton-Rigby


/s/ Anne P. Jones                       /s/ William F. (Ted) Truscott
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Anne P. Jones                           William F. (Ted) Truscott